Exhibit 3.5

                                      VICOM
                             AUDIT COMMITTEE CHARTER
                               EFFECTIVE 12-31-03

Organization and Membership

There shall be a committee of the Board of Directors of Vicom, Inc.(the "Company") to be known as the Audit Committee. The Audit Committee shall be composed of directors who are independent of the management of the Company and are free of any relationship that, in the opinion of the Board of Directors, would interfere with their exercise of independent judgment as a committee member. The composition and function of the Audit Committee shall meet the applicable rules and regulations of the U.S. Securities and Exchange Commission (the "Commission") and any exchange on which the Company's securities are listed or any system on which the Company's securities are quoted (the "Market"). Each member of the Audit Committee shall be "independent" as such term is defined by the applicable rules and regulations of the Commission and the Market. All members of the Committee shall have a basic understanding of finance and accounting and be able to read and understand fundamental financial statements, and at least one member of the Committee shall have accounting or related management expertise. If required by the Commission or the Market, the Board of Directors shall designate at least one member of the Audit Committee as an "Audit Committee Financial Expert" as defined by the then applicable rules and regulations of the Commission.

Audit Committee members shall be appointed by the Board of Directors. If an audit committee Chair is not designated or present, the members of the Committee may designate a Chair by majority vote of the Committee membership.

Statement of Policy

      The Audit Committee shall provide oversight on behalf of the shareholders, potential shareholders, and investment community relating to the integrity of the Company's accounting, financial reporting practices and systems of internal controls in the areas of finance, accounting and legal compliance. In so doing, it is the responsibility of the Audit Committee to maintain free and open means of communication between the directors, the independent auditors, and the management of the Company.

Authority

The Audit Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities, and it has direct access to the independent auditors, as well as anyone in the Company. The Audit Committee has the authority to retain, at the Company's expense, special legal, accounting, or other consultants or experts it deems necessary in the performance of its duties. The independent auditors are ultimately accountable to the Audit Committee.



Responsibilities

      In carrying out its responsibilities, the Audit Committee believes its policies and procedures should remain flexible, in order to best react to changing conditions and to ensure to the directors and shareholders that the corporate accounting and reporting practices of the Company are in accordance with all requirements and are of the highest quality.

In carrying out these responsibilities, the Audit Committee will:

Independent Auditors and Audit Function

Provide oversight of the independent auditors and have sole authority and responsibility for their appointment, termination and compensation.


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Approve the engagement of the independent auditors. Approve all auditing and tax services provided by the independent auditors, including the fees and other significant compensation to be paid to the independent auditors. Also approve all non-audit services with outside firms and assess whether in providing said services said firms have any Conflicts of interest, actual or apparent, with the Company's interests.

The Audit Committee shall receive on an annual basis a written statement from the independent auditor detailing all relationships between the independent auditor and the Company, consistent with requirements of the Independence Standards Board. The Committee shall review services performed by the independent auditor, including the type and extent of non-audit services performed and the impact that these services may have on the independent auditor's independence.

Review with the independent auditor (1) the proposed scope of their examination with emphasis on accounting and financial areas where the Committee, the accountants or management believe special attention should be directed; (2) results of their audit, including their opinion on the financial statements and the independent auditor's judgment on the quality, not just the acceptability, of the Company's accounting principles as applied in the financial statements;
(3) their evaluation of the adequacy of the system of internal controls; (4) significant disputes, if any, with management; and (5) cooperation received from management in the conduct of the audit.

Discuss with the auditors the results of the audit, any significant changes to the Company's accounting principles and items required to be communicated by the independent auditors in accordance with AICPA SAS 61.

Review with management and the independent auditors, based on reports required from the independent auditors, all critical accounting policies and practices to be used; all alternative treatments of financial information within GAAP that have been discussed with management, ramifications of the use of such alternative disclosures and treatments; and other material written communications between the independent auditor and management.

Provide sufficient opportunity for the independent auditors to meet with the members of the Audit Committee without members of management present.

Financial Results and Financial Statements

Review with management and the independent auditors the Company's annual financial results prior to the release of earnings. Review the Company's audited financial statements prior to filing or distribution. Review of the annual audited financial statements should include discussion with management and independent auditors of significant issues regarding accounting principles, practices, and judgments. Review and comment upon the Company's annual reports. Recommend to the Company's Board of Directors the inclusion of the audited financial statements in the Company's annual report.

Review with management and the independent auditors the Company's quarterly financial results prior to the release of earnings. Review the Company's quarterly financial statements prior to filing or distribution. Review and comment upon the Company's quarterly reports.

Financial Controls and Procedures

Ensure that management has the proper review system in place to assure that the Company's financial statements, reports and other financial information disseminated to governmental organizations and the public satisfy legal requirements.

In consultation with the management and the independent auditors, consider the integrity of the Company's financial reporting processes and controls. Discuss significant financial risk exposures and the steps management has taken to monitor, control and report such exposures. Review significant findings prepared by the independent auditors together with management's responses. Meet with management at least quarterly to review management's disclosure of fraud and/or deficiencies, if any, in the design or operations of the Company's internal controls. Receive reports from management regarding the Company's system of internal controls and disclosure controls and procedures.

Resolve any disagreements between management and the independent auditors regarding financial reporting.


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Other Areas of Responsibility

Establish and administer a code of ethics for senior officers to ensure that the Company's financial statements, reports and other financial information disseminated to governmental organizations and the public satisfy legal requirements. Grant waivers to senior officers from such code of ethics when appropriate and in the best interest of the Company.

Review with the Company's counsel any legal matters that could have a significant impact on the Company's financial statements, the Company's compliance with applicable laws and regulations, and inquiries received from regulators or governmental agencies. Receive reports from the Company's legal counsel regarding any material violation of securities laws or breach of fiduciary duty or similar violation by the Company or any agent of the Company.

Approve any Company transactions in which a Company officer, director or 5% or greater shareholder or any affiliate of these persons has a direct of indirect material interest, not including employment of the Company's officers or the compensation of the Company's officers or directors.

Establish procedures for (a) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal controls or auditing matters; and (b) the submission by employees of concerns on a confidential and anonymous basis regarding accounting and auditing matters.

Periodically review with management programs established to monitor compliance with the Company's codes of conduct or other business ethics policies now or hereafter established.

Keep and submit the minutes of all meetings of the Audit Committee to, or discuss the matters discussed at each committee meeting with, the Board of Directors.

Review and reassess the adequacy of this Charter at least annually. Prepare reports to shareholders and publish this Charter, as required by the Commission or the Market.